UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2020

CHAPARRAL ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38602	73-1590941
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Cedar Lake Boulevard Oklahoma City, OK	73114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 478-8770

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	CHAP	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The Company elected not to make the $12.5 million (plus accrued interest) borrowing base deficiency payment due on or prior to August 2, 2020 (or, it being a Sunday, the first business day thereafter, which was August 3, 2020) (the “August Deficiency Payment”) under the Company’s Tenth Restated Credit Agreement, dated as of December 21, 2017 (as amended, modified or supplemented, the “Credit Agreement”). The Company’s failure to make the August Deficiency Payment constituted an event of default under both the Credit Agreement and the indenture for the Company’s 8.75% senior notes due 2023 (the “Notes”) (as amended, supplemented or otherwise modified from time to time, the “Indenture”).

As previously disclosed in our Current Report on Form 8-K filed on July 31, 2020, which is incorporated by reference herein, the Company:

•

on July 29, 2020, executed a Second Amendment (the “Second Amendment”) to that Limited Forbearance Agreement under the Credit Agreement with certain lenders party thereto (the “Lenders”), and Royal Bank of Canada, as Administrative Agent (the “Agent”) and Issuing Bank (as amended, the “Lender Forbearance Agreement”), pursuant to which the Lenders agreed (among other things), subject to the terms and conditions thereof, during the forbearance period set forth therein, to forbear from exercising any remedies under the Credit Agreement with respect to the event of default resulting from the failure of the Company or any of its Subsidiaries to make the August Deficiency Payment; and

•

effective as of July 30, 2020, executed a Forbearance and Waiver Agreement the “Noteholder Forbearance Agreement”) with the holders of at least 75% of the principal amount of outstanding Notes (the “Initial Consenting Noteholders”), pursuant to which the Initial Consenting Noteholders agreed, subject to the terms and conditions thereof, during the forbearance period set forth therein, to forbear from exercising certain remedies under the Indenture for any default or event of default, and to waive any such event of default, resulting from any failure by the Company to make the August Deficiency Payment.

The forbearance period under the Lender Forbearance Agreement is scheduled to expire at 5:00 p.m. (Central Time) on August 9, 2020, unless terminated earlier in accordance with the terms of the Lender Forbearance Agreement. However, the Second Amendment permits the Agent and the Company, by mutual agreement in their sole discretion, to extend the scheduled termination date to any date up to and including August 14, 2020.

The forbearance period under the Noteholder Forbearance Agreement is scheduled to expire at 11:59 p.m. (New York City time) on August 14, 2020. After the waiver included in the Noteholder Forbearance Agreement becomes effective at 12:01 a.m. (New York City time) on August 4, 2020, it is scheduled to expire at the end of the forbearance period under the Noteholder Forbearance Agreement.

The foregoing descriptions of the Lender Forbearance Agreement, the Second Amendment and Noteholder Forbearance Agreement are summaries only, do not purport to be complete, and are qualified in their entirety by reference to:

•	the complete text of the Lender Forbearance Agreement, which was filed as Exhibit 99.1 to our Current Report on Form 8-K filed on July 15, 2020;

•	the complete text of the First Amendment to the Forbearance Agreement, which was filed as Exhibit 99.1 to our Current Report on Form 8-K filed on July 27, 2020;

•	the complete text of the Second Amendment, which is filed as Exhibit 99.1 to our Current Report on Form 8-K filed on July 31, 2020; and

•	the complete text of the Noteholder Forbearance Agreement, which is filed as Exhibit 99.2 to our Current Report on Form 8-K filed on July 31, 2020;

each of which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAPARRAL ENERGY, INC.

Dated: August 4, 2020	By:	/s/ Justin Byrne
	Name:	Justin Byrne
	Title:	Vice President and General Counsel